EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Oceanic Exploration Company
We have issued our report dated March 27, 2009, accompanying the consolidated financial statements of Oceanic Exploration Company and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”
EHRHARDT KEEFE STEINER & HOTTMAN PC
Denver, Colorado
June 18, 2009